UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 18, 2008
Date of Report (Date of earliest event reported)

EPL INTERMEDIATE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-115644	13-4092105

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3535 Harbor Blvd. Suite 100 Costa Mesa, California	92626

(Address of principal executive offices)	(Zip Code)

(714) 599-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 18, 2008, El Pollo Loco, Inc. (“EPL”), a wholly owned subsidiary of EPL Intermediate, Inc. (the “Company”), entered into a Confidential Settlement and Release Agreement (the “Settlement Agreement”) with El Pollo Loco Mexico, S.A. de C.V. (“EPL-Mexico”), to settle litigation regarding an intellectual property contract dispute between EPL-Mexico and EPL.

In 2004 EPL-Mexico sued EPL in U.S. District Court alleging breach of an agreement by EPL to exploit intellectual property and to develop new restaurants in Mexico (the “Litigation”). In late 2007, the District Court issued a final judgment awarding EPL-Mexico damages of $21.3 million and return of the intellectual property. EPL appealed this judgment in January 2008 in the U.S. Fifth Circuit Court of Appeals and posted an appeal bond in the amount of $24.3 million.

The Settlement Agreement provides that:

•	EPL will pay EPL-Mexico $10,722,860 (“Settlement Payment”);
•	EPL will assign to EPL-Mexico the intellectual property which was the subject of the disputed contract as provided in the District Court’s judgment;
•	The parties mutually release each other and related parties from any and all known and unknown claims relating to or arising out of the Litigation and the facts thereof;
•	The Litigation and appeal will be dismissed with prejudice and the judgment against EPL will be vacated;
•	EPL will receive the sum of $1,087,500 plus interest previously deposited by it with the District Court in connection with the Litigation; and
•	The $24.3 million appeal bond will be released.

The Settlement Payment will be paid by Chicken Acquisition Corp. (“CAC”), the Company’s indirect parent company, on behalf of EPL. This payment will be accounted for as a capital contribution by CAC to EPL and the amount of the payment will be an expense to EPL. EPL’s performance of the Settlement Agreement, including the payment of the Settlement Payment and the assignment of the intellectual property, will not cause a violation of the Company’s or EPL’s covenants under their respective bond indentures and credit agreement. The intellectual property transferred to EPL-Mexico is not being used by EPL in its current business and the transfer will not affect its intellectual property rights or operations in the U.S. and countries other than Mexico.

Item 1.02 Termination of a Material Definitive Agreement.

To facilitate posting of the appeal bond referred to in Item 1.01, EPL and CAC entered into a Fee Agreement and Subscription Agreement, each dated December 19, 2007, with Trimaran Fund II, LLC (“Trimaran”), an affiliate of CAC, pursuant to which, among other things, Trimaran collateralized the appeal bond with a $17.9 million letter of credit. As a result of the Settlement Agreement referenced in Item 1.01, the appeal bond has been released. Therefore, the parties executed a Termination Agreement on June 23, 2008 to terminate the Fee Agreement and Subscription Agreement.

The information about these agreements set forth under the heading “Compensation Committee Interlocks and Insider Participation - Agreements Related to Litigation Appeal Bond” in Item 11 of the Company’s Form 10-K for the year ended December 26, 2007 filed with the SEC on March 24, 2008, is hereby incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPL INTERMEDIATE, INC.

Dated: June 23, 2008	By:	/s/ Joseph Stein
Joseph Stein,
Senior Vice President